POWER OF ATTORNEYPOWER OF ATTORNEY

(For Executing SEC Forms 3, 4, 5 and 144)



KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Sarah A. O'Connor, J. P. Lacerenza, and Louis S. Massimo, signing singly, his/her true and lawful attorney-in-fact and agent for him/her and in his/her name, place and stead, in any and all capacities to:

(1) execute Forms 3, 4 and 5 and any amendments thereto under Section 16(a) of the Securities Exchange Act of 1934 and the rules relating thereto relating to transactions involving the securities of Arch Chemicals, Inc. ("Arch Chemicals");

(2) execute Form 144 and any amendments thereto under Rule 144 promulgated under the Securities Act of 1933 relating to transactions involving securities of Arch Chemicals; and

(3) do and perform any and all acts which may be necessary or desirable to complete the execution of any such Form 3, 4, 5 or 144 or amendment and the filing of such form or amendment with the United States Securities and Exchange Commission, any other authority and any stock exchange.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Arch Chemicals assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or with Rule 144 of the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by Arch Chemicals, unless earlier revoked by the undersigned in a signed document delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of September 1, 2003.



Signature

Janice Teal
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